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                                                        EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Illinois Superconductor Corporation Amended and Restated 1993 Stock Option Plan, as amended and Illinois Superconductor Corporation Initial Stock Option Plan and to the incorporation by reference therein of our report dated February 23, 1996, with respect to the financial statements and schedule of Illinois Superconductor Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                      /s/ Ernst & Young LLP


Chicago, Illinois
June 13, 1996